UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2006
S1 Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-24931	58-2395199
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

35000 Lenox Road, Suite 200, Atlanta, Georgia	30326
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (404) 923-3500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Rule 425, Rule 14a-12 and Instruction 2 to Rule 14d-2(b)(2)

Item 1.01. Entry into a Material Definitive Agreement.
Settlement Agreement with Ramius Group
     On May 3, 2006, S1 Corporation (the “Company”) entered into a settlement agreement (the “Settlement Agreement”) with Starboard Value and Opportunity Master Fund Ltd., Ramius Master Fund, Ltd, Ramius Fund III, Ltd., Parche, LLC, RCG Ambrose Master Fund, Ltd., RCG Halifax Fund, Ltd., C4S & Co., L.L.C., Admiral Advisors, LLC, Ramius Advisors, LLC, Ramius Capital Group, L.L.C., Morgan B. Stark, Peter A. Cohen, Jeffrey M. Solomon, Thomas W. Strauss, Barington Companies Equity Partners, L.P., James A. Mitarotonda, Barington Companies Investors, LLC, Barington Companies Offshore Fund, Ltd. (BVI), Barington Investments, L.P., Barington Companies Advisors, LLC, Barington Capital Group, L.P., LNA Capital Corp., Arcadia Partners, L.P., Arcadia Capital Management, LLC, William J. Fox, Jeffrey C. Smith, Jeffrey Glidden, Richard Rofé, Edward Terino and John Mutch (collectively, the “Ramius Group”).
     Pursuant to the Settlement Agreement, the Company agreed to convene a meeting of its Board of Directors (the “Board”) no later than the first business day after execution of the Settlement Agreement, which meeting was held on May 3, 2006, to take the following actions:
•	fix the size of the Board at seven members;

•	appoint Jeffrey Smith, managing director or Ramius Capital Group, L.L.C., to the Board. Mr. Smith’s term expires at the 2008 Annual Meeting of Stockholders;

•	nominate Messrs. Thomas Johnson and John Speigel to stand for election as directors at the 2006 Annual Meeting of Stockholders;

•	set a record date of 21 business days after the Board meeting for the 2006 Annual Meeting of Stockholders, at which the only matter to be presented by the S1 Board to the stockholders will be the election of Messrs. Johnson and Speigel;

•	adopt an amendment to Section 2.3 of the Company’s bylaws to allow stockholders holding at least 1/10th of the outstanding common stock to call a special meeting of stockholders; and

•	explore strategic alternatives available to the Company to maximize stockholder value.
     The Company also agreed in the Settlement Agreement not to do any of the following from the date of execution of the Settlement Agreement through September 30, 2006:
•	present any proposals to the stockholders, other than the election of Messrs. Johnson and Speigel at the 2006 Annual Meeting of Stockholders and any proposals that may be necessary in furtherance of a strategic alternative;

•	take any action to amend the Company’s bylaws, except for the amendment to Section 2.3 of the Company’s bylaws described above; and

•	take any action to increase the size of the Board to more than seven members.

     Pursuant to the Settlement Agreement, the Ramius Group agreed:
•	to support the election of Messrs. Johnson and Speigel to the Board and to vote the Ramius Group’s shares in favor of such candidates;

•	not to solicit authority from any of the Company’s stockholders to vote in favor of any proposal at the 2006 annual meeting of stockholders, other than the election of Messrs. Johnson and Speigel to the Board and any other proposals by the Board;

•	not engage in any campaign against Messrs. Johnson and Speigel in connection with the 2006 Annual Meeting of Stockholders or cause or assist any other party to do; and

•	to rescind (i) the nominations and proposals for the 2006 Annual Stockholders Meeting and (ii) the demand to inspect certain books and records of the Company.
     Also, from the date of execution of the Settlement Agreement through September 30, 2006 the Ramius Group agreed:
•	not engage in any solicitation of proxies or consents, or have others do so, except in support of Board-approved proposals; provided that the Ramius Group may announce its opposition to any Board-approved stockholder proposals not supported by Director Smith;

•	amend the Schedule 13D (filed on April 6, 2006 filed by Ramius Capital Group, LLC, together with certain other reporting persons) to indicate that they are ending the proxy battle; and

•	not form, join or in any way participate in any “group” with respect to any voting securities, other than a “group” that includes all or some lesser number of the persons identified as part of the Ramius Group, but does not include any other members who are not currently identified as Ramius Group members as of the date hereof.
     The Company will reimburse the Ramius Group up to $87,500 for its reasonable, documented out-of-pocket fees and expenses incurred in connection with its dispute with the Company relative to the nomination of directors to the Company’s Board at the 2006 annual meeting of stockholders.
     The foregoing summary is qualified in its entirety by the detailed provisions of the Settlement Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein. In accordance with the terms of the Settlement Agreement, on May 3, 2006 the Company Issuer issued a press release announcing the execution of the Settlement Agreement, the form of which is attached as Exhibit B to the Settlement Agreement and is incorporated herein by reference.
Adoption of the Employee Change in Control Severance Plan.
     In connection with the Company’s decision to explore strategic alternatives, the Board of Directors, upon the recommendation of the Compensation Committee, approved and adopted an employee change of control severance plan (the “Plan”). The Plan is intended assure continuity of the Company’s employees and their continued attention to their respective duties without any distraction arising out of the Company’s exploration of strategic alternatives. Under the Plan, specified employees will be entitled to payments under certain circumstances if they are terminated or if they are constructively terminated within one year following a change in control of the Company. The severance benefit is calculated based on the position held with the Company, as indicated in the following chart:

Position	Severance Benefit
Executive Officers without employment agreement	12 months of severance pay and 12 months continued health benefits
Vice President and General Managers	Nine months of severance pay and nine months of continued health benefits
Director	Six months of severance pay and six months of continued health benefits
Manager	One month, plus two weeks for each year of completed service (subject to a maximum of 48 weeks), of severance and three months of continued health benefits
Senior Individual Contributor	One month, plus two weeks for each year of completed service (subject to a maximum of 48 weeks), of severance and three months of continued health benefits
Individual Contributor	Two weeks, plus two weeks for each year of completed service (subject to a maximum of 24 weeks), of severance and two months of continued health benefits
None of the Company’s executive officers who have employment agreements with the Company are eligible to participate in the Plan.
     The description of the terms and conditions of the Plan set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which the Company intends to file with is quarterly report on Form 10-Q for the period ending June 30, 2006.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (d) On May 3, 2006, pursuant to the Settlement Agreement described in Item 1.01 of this Form 8-K, the Company appointed Jeffrey Smith as a director of S1 Corporation. Mr. Smith is a managing director of Ramius Capital Group, L.L.C., which is a party to the Settlement Agreement. The Board has not yet determined whether it will appoint Mr. Smith to any of the committees of the Board; however, pursuant to the Settlement Agreement, if a committee of the Board takes responsibility for the exploration of strategic alternatives available to the Company, Mr. Smith shall be a member of that committee, unless he or any member of the Ramius Group has a direct or indirect interest in a proposed strategic alternative (other than in its role as a stockholder). Pursuant to the Settlement Agreement, the Company agreed to reimburse the

Ramius Group up to $87,500 for its reasonable, documented out-of-pocket fees and expenses incurred in connection with its dispute with the Company relative to the nomination of directors to the Company’s Board at the 2006 annual meeting of stockholders. Mr. Smith is a managing director of Ramius Capital Group, L.L.C., one of the parties to the Settlement Agreement.
Item 8.01. Other Events
     The Board of Directors has set June 29, 2006 as the date of the Company’s 2006 Annual Meeting of Shareholders. The record date for shareholders to vote at the meeting is May 31, 2006.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description

10.1	Settlement Agreement dated May 3, 2006 between S1 Corporation and the Ramius Group

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S1 CORPORATION
(Registrant)

/s/ Richard P. Dobb Richard P. Dobb
Vice President, General Counsel
and Secretary
Date: May 9, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.1	Settlement Agreement dated May 3, 2006 between S1 Corporation and the Ramius Group